UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 19, 2016

PURE BIOSCIENCE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-14468	33-0530289
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1725 Gillespie Way El Cajon, California	92020
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (619) 596-8600

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 Termination of a Material Definitive Agreement.

On July 19, 2016, Pure Bioscience, Inc. (the “Company”) entered into a Warrant Termination Agreement (the “Warrant Termination Agreement”) with Franchise Brands, LLC (“Franchise Brands”) to terminate a warrant to purchase 6,666,666 shares of the Company’s common stock with a term of five years from the date of issuance (the “Warrant”). The Company had previously issued the Warrant to Franchise Brands in October 2015 in connection with a private placement financing. The Warrant included certain terms, including anti-dilution provisions, that caused the Warrant to be treated as a derivative liability in the Company’s financial statements, and has negatively impacted the Company’s reported stockholders’ equity. The Company has previously announced its intention to pursue an uplisting of its common stock to a national stock exchange. The negative impact of the Warrant on the Company’s stockholders’ equity has constrained its ability to meet the minimum stockholders’ equity requirement to qualify for such an uplisting. The Company discussed the negative impact of the Warrant on the Company’s uplisting efforts with Franchise Brands and Franchise Brands agreed to terminate the Warrant pursuant to the Warrant Termination Agreement.

Forward-Looking Statements.

This Current Report on Form 8-K includes forward-looking statements, including among other items, statements regarding the Company’s efforts to uplist its common stock to a national stock exchange. These forward-looking statements are based on management’s current expectations and inherently involve risks and uncertainties and you should not place undue reliance on these forward-looking statements, which speak only as of the date hereof. Many factors could cause the Company’s results to differ materially from the results anticipated in forward-looking statements, including the Company’s ability to uplist its common stock to a national stock exchange and other risks detailed in the Company’s periodic report filings with the Securities and Exchange Commission. By making these forward-looking statements, the Company undertakes no obligation to update these statements for revisions or changes after the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PURE BIOSCIENCE, INC.

Dated: July 22, 2016	By:	/s/ Henry R. Lambert
Henry R. Lambert
Chief Executive Officer